FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 25, 2013

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
On September 26, 2013, FBL Financial Group repaid its $50 million senior notes with a rate of 6.10%, due May 3, 2015. The holders of these notes are both affiliates of FBL Financial Group. Farm Bureau Property & Casualty Company held a note for $25 million and an investment affiliate of Iowa Farm Bureau Federation, FBL's majority shareholder, held a note for $25 million. Both notes were prepayable anytime at par.

Item 8.01. Other Events
On September 27, 2013, FBL Financial Group issued a news release announcing the results of its Class B tender offer, which expired on September 25, 2013. FBL will repurchase 1,023,948 shares of Class B common stock at a purchase price of $45.33 per share for a total cost of $46.4 million. In addition, 105,930 shares of Class B common stock will be converted to Class A common stock.
The news release is furnished as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: September 27, 2013

/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No:    Description

Exhibit 99.1    News release of the registrant dated September 27, 2013